                               --
                  CONSULTING SERVICES AGREEMENT

      THIS CONSULTING SERVICES AGREEMENT ("Agreement") is made effective this 1st day of January 1996 by and between IntelCom Group Inc., a Federal Canadian corporation, whose address is #11-1155 North Service Road West, Oakville, Ontario L6M 3E3, Canada (together with its subsidiaries and affiliates "IntelCom") and International Communications Consulting Inc., a Cayman corporation, whose address is Box 268, Georgetown, Cayman Islands, BWI ("Consultant").

      A. IntelCom desires to engage Consultant to provide consulting services to IntelCom and Consultant is desirous of providing such services to IntelCom all upon the various terms and conditions as hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual covenants of the parties contained herein, IT IS AGREED AS FOLLOWS:

     1.   Consulting.

           1.1 Consultant shall provide consulting services to IntelCom as may be directed, in writing, by the board of directors or the president of IntelCom.

           1.2 IntelCom shall refrain from requesting Consultant to render services within the United States during the term of the consulting agreement and shall limit the hours of consultation requested in any given month to a period not to exceed 75, including travel time.

          1.3  Consultant represents and warrants that William W.
Becker will remain the president and chief executive officer of Consultant as long as William W. Becker is alive.

     2.   Consulting Fee.

          2.1 IntelCom will compensate Consultant, free of withholding or offset of any kind or amount, for Consultant's services in a net amount equal to $4,204,219.75 ("Consulting Fee"). Such amount shall be paid in accordance with Schedule A, attached hereto, unless the death of the president and chief executive officer of Consultant occurs first.

          2.2 IntelCom will make the first payment of the Consulting Fee to the trust account of Kutak Rock, Suite 2900, 717 Seventeenth Street, Denver, CO 80202 ("Escrow Agent") on or before June 27, 1996. The Escrow Agent will release the first payment of the Consulting Fee to Consultant on July 31, 1996, upon the occurrence of certain conditions and delivery by IntelCom of instructions to the Escrow Agent to release the first payment to Consultant.

          2.3 In the event that IntelCom fails to make a payment when due, Consultant shall notify IntelCom and IntelCom shall have three (3) business days from date of receipt of notice to cure the non-payment. In the event that IntelCom fails to cure the non-payment within the cure period specified, IntelCom shall pay interest in the amount of 1.5% per month on the amount past due. Provided, however, that if such default continues beyond thirty (30) days

IntelCom shall pay the greater of the above amount and the amount required, if any, to reinstate and bring the Insurance Policy to the same cash value as if all payments had been timely made.

          2.4 In the event that IntelCom is required to pay any amounts for withholding taxes with respect to actual or constructive payments to Consultant, including interest and penalties, to any taxing authority ("Tax Authority"), IntelCom will not seek, nor will IntelCom be entitled to any form of, reimbursement from Consultant. In the event that Consultant is required to pay any amounts to a Tax Authority, including interest, fines or penalties, Consultant will not seek, nor will Consultant be entitled to any form of, reimbursement from
IntelCom. In addition, neither party shall enter into any arrangement with a Tax Authority to provide information about, or seek reimbursement from, the other party, unless ordered to do so by a court or other regulatory body having jurisdiction.

          2.5 No other amounts will be due to Consultant, other than those amounts set forth in this Section 2.

          2.6 IntelCom will not have a right of set-off against any amounts owed to Consultant pursuant to the consulting agreement.

      3. Expenses. IntelCom shall further reimburse Consultant for reasonable expenses incurred in the travel of Consultant's employees for the purposes of providing consultation services, all as specifically requested and pre-approved in writing by IntelCom and upon receipt of an itemized expense report.

      4. Insurance Policy. Consultant represents and warrants that Consultant will use a portion of the Consulting Fee to maintain the current life insurance policy (Ultra Advantage policy number 1535158 issued by Security Life of Denver, or any successor or replacement policies) covering Consultant's president and chief executive officer for the Term of this Agreement ("Insurance Policy").

      5. Term. The term of this Agreement ("Term") shall commence on January 1, 1996 and continue through December 31, 1999. This Agreement shall not be cancelable by IntelCom prior to the earlier of (i) December 31, 1999; or (ii) the death of the president and chief executive officer of Consultant.

      6. Effect of Termination. All payments of any unaccrued installments of Consulting Fees will cease upon the earlier of
(i) the death of the president and chief executive officer of Consultant, and (ii) the end of the Term.

     7.   Confidential Information.

            7.1    Consultant   agrees  that   any   confidential
information received by Consultant or any of its employees, agents or representatives during any furtherance of Consultant's obligations in accordance with this Agreement, which concerns the personal, financial, marketing, developmental or other affairs of IntelCom will be treated by Consultant in full confidence and
will   not   be  disclosed  to  any  other  persons,  firms,   or
organizations, without the express written consent of IntelCom. Consultant shall take reasonable steps necessary, and all steps reasonable requested by IntelCom, to insure  that  all  such
confidential  and  secret  information  is   kept   secret   and
confidential   for  the  sole  use  and  benefit   of   IntelCom.
Consultant  shall  take  effective precautions,  contractual  and
otherwise,   reasonably   calculated  to   prevent   unauthorized
disclosure or misuse of such information.

          7.2 Consultant understands that this Agreement creates a relationship of confidence and trust with respect to any information of a confidential or proprietary nature that may be disclosed to Consultant by IntelCom. Consultant agrees that it shall not use such information, during the Term of this Agreement and for a period of six (6) months following the termination of this Agreement.

           7.3 The provisions of this Section 7 shall remain in full force and effect for six (6) months beyond the Term of this Agreement as stated above.

     8. Non-Contravention. During the Term of this Agreement, and for a period of twelve (12) months thereafter, Consultant, and Consultant's president and chief executive officer shall not
(i) cause or attempt to cause any employee of IntelCom or any of its affiliates to leave the employ of IntelCom or any affiliate,
(ii) interfere with the relationship between IntelCom and any employee or between an affiliate and any employee of the affiliate, or (iii) interfere or attempt to interfere with any transaction in which IntelCom or any of its affiliates is involved.

     9.   Relationships of Parties.

          9.1 Both IntelCom and Consultant agree that Consultant will act as an independent contractor in the performance of his duties under this Agreement. Consultant is not a legal representative of IntelCom for any purpose other than acting as a Consultant hereunder, and is not granted, by the terms or execution of this Agreement, or otherwise, any right or authority to assume or create any responsibility on behalf of, or in the name of, IntelCom, or to bind IntelCom in any manner whatsoever.

           9.2 Consultant retains the right to exercise full control of and supervision over the performance of Consultant's obligations, and full control over the employment, direction, compensation and discharge of all of its employees assisting in the performance of such obligations. Consultant shall be responsible for Consultant's own acts and those of Consultant's employees, representative, agents and assigns during the performance of Consultant's obligations under this Agreement.

     10. Notices. Any notice or other communication required or permitted hereunder shall be sent by courier or certified mail, return receipt requested, airmail postage prepaid, addressed to the parties at their respective addresses as set forth herein (or at such other address as either party shall designate to the other in writing for such purpose), and shall be effective upon the date of mailing.

      11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party without the prior express written consent of the other party.

      12. Governing Law and Venue. This Agreement shall be governed by, and shall be construed and regulated in accordance with, the federal Canadian laws. Any action to enforce this Agreement shall be brought in the federal courts of Canada.

      13. Enforceability. If any provision of this Agreement is found to be prohibited, unenforceable or invalid under the laws of any jurisdiction, such provision or part thereof shall be ineffective to the extent of such prohibition, unenforceability or invalidity under the applicable law without affecting the enforceability or validity of such provision in any other jurisdiction, and without invalidating the remainder of such provision or other provision of this Agreement.

     14. Waivers. No waiver or modification of the terms hereof shall be valid unless in writing and signed by the party to be charged, and only to the extent therein set forth.

      15. Paragraph Headings. The paragraph headings used in this Agreement are solely for the convenience of the parties and in no way restrict or limit the provisions contained therein.

      16. Prior Agreements. All prior agreements, contracts, promises, representations and statements, if any, between the parties hereto, or their representatives, with respect to the matters covered hereby are merged into this Agreement, and this Agreement represents the entire agreement between the parties hereto with respect to the matters covered hereby.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer on the day and year first above written.

INTELCOM GROUP INC.                    INTERNATIONAL COMMUNICATIONS
                                       CONSULTING INC.


By /s/John D. Field                      By  /s/S.V. Weom
-------------------------------             -------------------------
Its Executive Vice President             Its Director
-------------------------------             -------------------------

                                                       Schedule A

                         Consulting Fees

Date                     Amount

August  5, 1996    $1,051,359.91
September 15, 1996    266,759.97
December 15, 1996     266,759.97
March 15, 1997        266,759.97
June 15, 1997         266,759.97
September 15, 1997    266,759.97
December 15, 1997     261,933.99
March 15, 1998        259,521.00
June 15, 1998         259,521.00
September 15, 1998    259,521.00
December 15, 1998     259,521.00
March 14, 1999        259,521.00
June 15, 1999         259,521.00

Total              $4,204,219.75